CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 24, 2005

Date of Report

(Date of Earliest Event Reported)

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 West Lake Mead Blvd., Suite 300,

Las Vegas, NV 89128

(Address of principal executive offices (zip code))

(702) 562-4155

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 2 – Financial Information

Item 2.03:  Creation of a Direct Financial Obligation

On January 21, 2005, AXM Pharma, Inc. filed a Form 8-K reporting two loans recently secured by its wholly owned subsidiary, AXM Pharma, (Shenyang) Inc.  In connection with the initial 8-K, the Company requested that AXM (Shenyang) furnish the Company with English translated versions of the Loan Agreement and Mortgage Agreement that governs the loan in the amount of 20 million RMB (US$2,416,422) from the Shenyang Branch of Shanghai Pudong Development Bank.  On January 24, 2005, the Company received the English translated versions of both Agreements.  The Loan Agreement is attached hereto as Exhibit 10.1 and the Mortgage Agreement is attached hereto as Exhibit 10.2.

This Amendment to the Company’s initial 8-K is also being filed to correctly state that AXM (Shenyang) paid a $150,000 finder fee in China, in connection with the loan received from the Shenyang Branch of Shanghai Pudong Development Bank in the amount of 20 million RMB.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Loan Agreement between AXM Pharma (Shenyang) Inc. and Shenyang Branch of Shanghai Pudong Development Bank
10.2	Mortgage Agreement between AXM Pharma (Shenyang) Inc. and Shenyang Branch of Shanghai Pudong Development Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXM Pharma, Inc.

By: /s/ Peter Cunningham
Peter Cunningham,
CEO